UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2026

CitroTech Inc.
(Exact name of registrant as specified in its charter)

Wyoming	001-42983	87-2765150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Cir., Suite 300

Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(800) 401-4535

(Registrant’s telephone number, including area code)

________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CITR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On June 12, 2026, Theodore Ralston and Jeffery Pomerantz notified CitroTech Inc., a Wyoming corporation (the “Company”), of their resignations from the Company’s board of directors (the “Board”), effective immediately. Neither Mr. Ralston’s nor Mr. Pomerantz’s resignations arose from or related to a dispute with management or the Board. The Company thanks Mr. Ralston and Mr. Pomerantz for their distinguished service on the Board.

Appointment of Director

On June17, 2026, upon the recommendation of the Board’s nominating and corporate governance committee (the “Nominating Committee”), the Board appointed Michael Feigin to fill one of the two vacancies, effective immediately. The Nominating Committee has initiated a search to fill the remaining vacant Board position.

Michael Feigin

Mr. Feigin, 66, has more than 35 years of leadership experience in the construction and real estate industries. Since September 2020, he has served as President and Chief Executive Officer of JLA Consulting Group, LLC, a strategic consulting firm focused on innovation, risk management and operational improvement for construction industry companies. From February 2025 to February 2026, he served as Chief Executive Officer of MFB Insurance Company, Inc., a Hawaii-domiciled cell captive insurance company formed to underwrite fire risk for commercial and residential properties. From June 2014 to March 2020, Mr. Feigin served as Executive Vice President and Chief Construction Officer of AvalonBay Communities, Inc., where he led construction operations across 13 major markets in the United States.

Earlier in his career, Mr. Feigin held senior executive, legal and operational leadership positions at AECOM Technology Corp., Tishman Construction, Weeks Marine, Navigant Consulting, Marsh and Bovis Lend Lease Holdings, Inc. He has also served on a number of for-profit and non-profit boards, including currently as a member of the advisory board of Delta Consulting Group, a member of the board of directors of OnsiteIQ, Inc., and a trustee of the National Building Museum, where he serves as chair of the nominating and governance committee. Mr. Feigin holds a B.A. in Psychology from Yale University and a J.D. from Brooklyn Law School.

The Board believes that Mr. Feigin’s extensive executive leadership experience in the construction and real estate industries, together with his experience in enterprise risk management, insurance and corporate governance, make him well qualified to serve as a director of the Company.

There are no arrangements or understandings between Mr. Feigin and any other person pursuant to which Mr. Feigin was selected as a director. There are no family relationships between Mr. Feigin and any of the Company’s officers or directors. There are no transactions in which Mr. Feigin has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Feigin will receive compensation for service on the Board in accordance with the Company’s non-executive director compensation policy.

Mr. Feigin has been appointed to the Board’s audit committee and compensation committee, and will serve as chairman of the Nominating Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CitroTech Inc.

Date: June 17, 2026	By:	/s/ Wesley J. Bolsen
	Name: Title:	Wesley J. Bolsen Chief Executive Officer

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